UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 10, 2026

Kaanapali Land, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	#0-50273	01-0731997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Ave., Chicago, Illinois 60611
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 312-915-1987

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

On March 10, 2026, Pioneer Mill Company, LLC. (the “Seller”), an indirect wholly-owned subsidiary of Kaanapali Land, LLC (the “Company”), completed the previously disclosed sale of four parcels of land, aggregating approximately 21 acres (the “Property”) located in Lahaina, Hawaii, to Pioneer Mill Site LLC (“Buyer”), pursuant to that certain Property Purchase Agreement, dated as of June 13, 2024 (the “PMC Sales Agreement” ).

At the closing of the transactions contemplated by the PMC Sales Agreement, the Seller received $19,900,000 in cash from Buyer for the sale of the Property (subject to adjustment for closing costs, escrow agent fees, and applicable prorated items pursuant to the PMC Sales Agreement).

The foregoing description of the PMC Sales Agreement and the sale of the Property does not purport to be complete and is qualified in its entirety by reference to the PMC Sales Agreement, a copy of which was attached as Exhibit 10.2 to the Company’s Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August 13, 2024, and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

Pro Forma Financial Information.

The following unaudited pro forma financial information has been prepared in accordance with Regulation S-X, Article 11. Pursuant to Rule 11-02(a)(1) of Regulation S-X, in circumstances where a limited number of pro forma adjustments are required and those adjustments are easily understood, a narrative description of the pro forma effects of a transaction may be provided in lieu of full unaudited pro forma financial statements and accompanying explanatory notes. Due to the fact that a limited number of pro forma adjustments were deemed necessary to give effect to the sale of the Property (the “Sale”), the Company has elected to prepare the following narrative discussion to illustrate the material pro forma effects of the Sale in relation to the Company’s consolidated balance sheet as of September 30, 2025 and the Company’s consolidated statements of operations for the year ended December 31, 2024 and the nine months ended September 30, 2025.

The pro forma effects of the Sale on the Company’s consolidated balance sheet as of September 30, 2025 include the following:

·	An increase in cash and cash equivalents of approximately $19,900,000 as of September 30, 2025 to reflect the pro forma impact of $19,900,000 of cash proceeds received at the closing of the Sale (as if the Sale occurred on September 30, 2025).

·	A decrease in Property, net of approximately $9,600,000 as of September 30, 2025 to reflect the disposition of the Property in connection with the Sale (as if the Sale had occurred on September 30, 2025).

The pro forma effects of the Sale on the Company’s consolidated statements of operations for the year ended December 31, 2024 and the nine months ended September 30, 2025 include the following :

·	A decrease in sales of approximately $123,000 for the year ended December 31, 2024 and $160,000 for the nine months ended September 30, 2025 to reflect the pro forma impact of license fees from a licensee located on the site (as if the Sale had occurred on January 1, 2024).

·	A gain on sale of $10,300,000 for the year ended December 31, 2024 to reflect the pro forma gain on the sale of the Property (as if the Sale had occurred on January 1, 2024).

·	A decrease in selling, general and administrative expenses of approximately $53,000 for the year ended December 31, 2024 and $44,000 for the nine months ended September 30, 2025 to reflect the pro forma impact of the elimination of certain costs directly related to the site including Hawaii state excise taxes, legal fees, consulting fees, and other costs, net of certain sale related employee compensation, (as if the Sale had occurred on January 1, 2024).

The pro forma transaction adjustments for the Sale described above are based upon currently available information and derived from assumptions that management believes are reasonable under the circumstances. The unaudited pro forma financial information is provided for informational purposes only and do not reflect what the Company’s actual financial condition or results of operations would have been had the Sale taken place on the assumed dates presented, nor it is indicative of the Company’s financial position or results of operations for any future period.

(d) Exhibits.

10.1	Property Purchase Agreement between Pioneer Mill Company, LLC and Pioneer Mill Site LLC, dated June 13, 2024 (filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed August 13, 2024, and incorporated by reference herein).

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAANAPALI LAND, LLC

Pacific Trail Holdings, LLC
	By:	(sole member)

/s/ Richard Helland
	By:	Richard Helland, Vice President
March 13, 2026

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